Exhibit 10.82

Schedule of Executive Officer Compensation

The following is a summary of the compensation of the executive officers of Adept Technology, Inc. (the “Company”) in effect as of the date of filing the Company’s Annual Report on Form 10-K.

Current Executive Officers	Annual Base Salary	Fiscal 2015 Incentive Compensation	Other Annual Compensation (2)
Rob Cain President and Chief Executive Officer	$325,000	(1)	Health care coverage; long- term disability and group term life insurance excess premiums; 401(k) match

Seth Halio Chief Financial Officer	$245,000	(1)	Health care coverage; long- term disability and group term life insurance excess premiums; 401(k) match

Terry Hannon Chief Business Development and Strategy Officer	$275,000	(1)	Health care coverage; long- term disability and group term life insurance excess premiums; 401(k) match

(1) Pursuant to participation in, and subject to terms of, the Fiscal 2015 Management Incentive Plan.

(2) Other benefits to be provided by the Company to the identified executive officer. Equity awards have been granted to the executive officers pursuant to option agreements and restricted stock agreements, the forms of which have been approved by the Compensation Committee and filed with the Securities and Exchange Commission.